AMENDMENT No. 1

to the Variable Annuity Guaranteed Death Benefit Reinsurance Agreement

Effective January 1, 1996

between

PHL Variable Insurance Company

and

Connecticut General Life Insurance Company

It is agreed by the two companies as follows:

1.	The following ARTICLE V - REINSURANCE PREMIUMS shall be substituted for the corresponding Article of this Agreement:

ARTICLE V - REINSURANCE PREMIUMS

The quarterly premiums for new and existing reinsurance subject to the terms and conditions of this Agreement shall be determined by application of the rates set forth in Schedule D to the amount of reinsurance coverage provided for each annuity insured by PHL Variable, subject to the following:

(1)	The reinsurance premiums shall be based on the annuitant’s age at the end of each quarter. PHL Variable shall determine the annuitant’s age at the time it prepares the quarterly exposure data submission for the variable annuity guaranteed death benefit, as set forth in Schedule E, attached hereto.

(2)	The Adjusted Aggregate Contract Value is the sum of the contract values in all of PHL Variable’s variable annuities subject to this Agreement, minus contract values attributable to amounts in excess of the maximum purchase amounts listed in Schedule A and excluding Annuitants age 85 and older following the next Contract anniversary.

(3)	The amount at risk each quarter will be calculated as the reinsurance death benefit for each variable annuity contract covered under this agreement. For determining the amount at risk, the guaranteed minimum death benefit and the contract value are calculated as the average of the values at the end of the current quarter and the end of the prior quarter. The amount at risk cannot fall below zero.

(4)	These premiums are applicable to new business issued on and after November 1, 1996 and to existing business in force at November 1, 1996. The premiums are guaranteed

PHL Variable		CIGNA Reinsurance
Edge Series/Templeton		Amendment No. 1
	1	Effective November 1, 1996

for new business written from November 1, 1996 through December 31, 1999. These premiums will remain effective for all existing annuity contracts in force at December 31, 1999, until the termination or expiry of each underlying contract.

(5)	The premium is based on average quarterly contract values. Basis points (bps) shown below are quarterly.

2.   The following ARTICLE XVIII - EFFECTIVE DATE, TERM AND TERMINATION shall be substituted for the corresponding Article of this Agreement:

ARTICLE XVIII EFFECTIVE DATE, TERM AND TERMINATION

A	The effective date of this Agreement is November 1, 1996. The duration of this Agreement with respect to the reinsurance of new business as well as business in force as of November 1, 1996 extends through December 31, 1999. Both parties will enter into good faith negotiations for subsequent treaty coverages and duration no later than May 1, 1999.

Either party may elect not to continue participation in a reinsurance Agreement with respect to new business issued by PHL Variable on and after January 1, 2000. Should either party decide not to continue participation, it will notify the other party in writing of its intention not less then ninety (90) days prior to January 1, 2000. However, the provisions of the Agreement will remain effective for all existing annuity contracts in force at December 31, 1999, until the termination or expiry of each underlying contract.

B.	Connecticut General may elect not to accept new business issued by PHL Variable before January 1, 2000 only upon the occurrence of any of the following events and upon delivery of sixty (60) days written notice:

(1)	PHL Variable’s A. M. Best rating is reduced to a “C” or lower;

(2)	PHL Variable is placed upon a “watch list” by its domiciliary state’s insurance regulators;

(3)	An order appointing a receiver, conservator or trustee for management of PHL Variable is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of PHL Variable;

PHL Variable		CIGNA Reinsurance
Edge Series/Templeton		Amendment No. 1
	2	Effective November 1, 1996

(4)	PHL Variable is merged, purchased or there is any other change (in whole or in part) in the ownership of PHL Variable;

(5)	PHL Variable withdraws from or substantially reduces the active marketing of policy forms identified in Schedule B;

(6)	The Securities and Exchange Commission revokes the licenses of PHL Variable to conduct business;

(7)	Failure by PHL Variable to pay premium in accordance with Article V. If, during the thirty (30) days notice period, Reinsurer receives all premiums in arrears and all premiums which may become due within the thirty (30) days notice period, the notice of termination shall be deemed withdrawn. In the event of termination under this paragraph, this Agreement may be reinstated upon the written consent of Reinsurer if, at any time within sixty (60) days of termination, PHL Variable pays and Reinsurer receives all premiums due and payable up to the date of reinstatement.

C.	PHL Variable may elect to discontinue the reinsurance of new business issued before January 1, 2000 under this Agreement, only upon the occurrence of any of the following events, and upon delivery of sixty (60) days written notice:

(1)	Connecticut General’s A. M. Best rating is reduced to a “C” or lower;

(2)	Connecticut General is placed upon a “watch list” by its domiciliary state’s insurance regulators;

(3)	An order appointing a receiver, conservator or trustee for management of Connecticut General is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of Connecticut General;

(4)	Connecticut General is merged, purchased or there is any other change in its ownership.

D.	If this Agreement is terminated for new and existing business, Connecticut General shall be relieved of all liability to PHL Variable for claims incurred following the termination date of this Agreement under such Underlying Annuity Contracts issued by PHL Variable; and,

E.	If this Agreement is terminated for new business only, Connecticut General will remain liable, after termination, in accordance with the terms and conditions of this Agreement, with respect to all reinsurance effective prior to termination of the Agreement for new business;

F.	Both parties shall continue to be entitled to all offset credits provided by Article X up to the effective date of termination;

PHL Variable		CIGNA Reinsurance
Edge Series/Templeton		Amendment No. 1
	3	Effective November 1, 1996

G.	PHL Variable shall not have the right to assign or transfer any portion of the rights, duties and obligations of PHL Variable under the terms and conditions of this Agreement without the written approval of Connecticut General.

3.	The attached SCHEDULES B, C, D and E will be substituted for the corresponding schedules attached to the Agreement.

This amendment will be effective November 1, 1996.

In witness whereof, this amendment is signed in duplicate on the dates indicated at the home office of each company.

PHL VARIABLE INSURANCE COMPANY

By
Date	December 17, 1996

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By
Date	December 13, 1996

PHL Variable		CIGNA Reinsurance
Edge Series/Templeton		Amendment No. 1
	4	Effective November 1, 1996

SCHEDULE B

 Contracts and Funds Subject to this Reinsurance Agreement

Policy
Number	Description

D601	Big Edge Choice

Fund Description

The Phoenix Edge Series Funds
Multi-Sector Series
Money Market Series
Growth Series
Total Return Series
Balanced Series
International Series
Real Estate Securities Series
Strategic Theme Series
Guaranteed Interest Account
Aberdeen New Asia Series

Wanger Advisors Trust Funds
Wanger U.S. Small Cap Series
Wanger International Small Cap Series

PHL Variable		CIGNA Reinsurance
Edge Series/Templeton		Amendment No. 1
	SCHEDULE B	Effective November 1, 1996

SCHEDULE C

Limits and Rules of PHL Variable

1)	PHL Variable will determine the Guaranteed Minimum Death Benefit for each deceased within seven (7) working days of written notice of death.

2)	The maximum purchase payment without company approval is $1,000,000.

3)	The minimum initial purchase payment is $1,000 for non-qualified plans and $25 for qualified plans.

Guaranteed Minimum Death Benefit

For The Big Edge Choice the death benefit is calculated according to the following method:

If the Owner/Annuitant dies before the Contract Maturity Date, the death benefit will be paid under the Contract to the Owner/Annuitant’s beneficiary. If the Owner and the Annuitant are not the same and the Annuitant dies prior to the Maturity Date, the contingent Annuitant becomes the Annuitant. If there is no contingent Annuitant, the death benefit will be paid to the Annuitant’s beneficiary. Upon the death of the Annuitant or an Owner/Annuitant who has not yet attained age 85, the death benefit (less any deferred premium tax) is calculated according to the following method:

1.	Death Occurring in the first Contract Year - the greater of:

a.	100% of purchase payments, less any withdrawals; or

b.	the Contract Value next determined following receipt of a certified copy of the death certificate at Variable Products Operations.

2.	Death occurring in the second Contract Year or any subsequent Contract Year - the greater of:

a.	the death benefit at the end of the previous Contract Year, plus 100% of purchase payments, less any withdrawals made since that date; or

b.	the Contract Value next determined following receipt of a certified copy of the death certificate at Variable Products Operations.

After the Annuitant’s age 85, the death benefit (less any deferred premium tax) equals the Contract Value (no surrender charge is imposed) next determined following receipt of a

PHL Variable		CIGNA Reinsurance
Edge Series/Templeton		Amendment No. 1
	SCHEDULE C	Effective November 1, 1996

certified copy of the death certificate at Variable Products Operations.

Upon the death of an Owner who is not the Annuitant, provided that there is no surviving joint Owner, the death proceeds will be paid to the Owner’s Beneficiary. The amount of the death benefit payable is equal to the greater of:

a.	100% of purchase payments, less any withdrawals; or

b.	the Contract Value next determined following receipt of a certified copy of the death certificate at Variable Products Operations.

If the Owner or Owner/Annuitant’s beneficiary elects to defer payment of the death proceeds for a period longer than one Contract Year, the death proceeds that will be payable upon distribution is equal to the greater of:

a.	100% of purchase payments, less any withdrawals; or

b.	the Contract Value next determined following written authorization for distribution and; receipt of a certified copy of the death certificate at Variable Products Operations.

PHL Variable		CIGNA Reinsurance
Edge Series/Templeton		Amendment No. 1
	SCHEDULE C	Effective November 1, 1996

SCHEDULE D

YRT Reinsurance Premium Rates

YRT reinsurance rates do not apply to this Agreement.

PHL Variable		CIGNA Reinsurance
Edge Series/Templeton	SCHEDULE D	Amendment No. 1
Effective November 1, 1996

SCHEDULE E

Quarterly Reporting Format

1.	Following the end of each calendar quarter, the Quarterly Input Page exhibit (attached) must be prepared for each Qualified plan and Non-Qualified plan separately.

2.	The tabulation should be on an Adjusted Basis, which requires omission of excess contract values due to an issue amount in excess of $5 million.

3.	The tabulation is on a seriatim basis, with each contract contributing toward the totals for both exposure and aggregate contract value.

4.	The tabulation is necessary to assess the correct amount at risk for accurate calculation of reinsurance premium. The ceding company can choose to report values a) as weighted averages during the quarter, or b) as of the end of the quarter. This election must be denoted on the submission.

5.	At year end reporting, a tabulation of exposures by age and sex based on a percentage decrease in account value by fund type as specified by the NAIC must be submitted for reserve purposes.

PHL Variable		CIGNA Reinsurance
Edge Series/Templeton	SCHEDULE E-1	Amendment No. 1
Effective November 1, 1996

VARIABLE ANNUITY DEATH BENEFIT

Quarterly Input Page

Calendar Year
Reporting Quarter

Age Band	Male Exposure*	Female Exposure.*	Male Annuity Value	Female Annuity Value	Male Claims	Female Claims	Male MGDB	Female MGDB

0 - 34
35 - 39
40 - 44
45 - 49
50 - 54
55 - 59
60 - 64
65 - 69
70 - 74
75 - 79
80 - 84

Total - 0-60	0	0	0	0	0	0	0	0
60+	0	0	0	0	0	0	0	0

Total Male/Female
0-60	0	0	0	0
60+	0	0	0	0
All Ages	0	0	0	0

Please use end of the period values.

* Exposure is defined as MGDB less Contract Value

PHL Variable Insurance Company		CIGNA Reinsurance
Edge Series/Templeton		Effective November 1, 1996
SCHEDULE E-2

VARIABLE ANNUITY DEATH BENEFIT

Quarterly Transaction Summary

Calendar Year
Reporting Quarter

Quarterly Reinsurance Premium Calculation

For Attained Ages Less than 60

1	Adjusted Aggregate Contract Value (BOQ)
2	Adjusted Aggregate Contract Value (EOQ)
3	Average Annuity Value [(1 +2)/2]	0

4	Quarterly Fund Based Premium Rate
5	Quarterly Earned Premium [3*4]
6	Advanced Premium Current Quarter [2*4]
7	Advanced Premium Prior Quarter
8	Net Premium Due [ 5+6-7]	0

For Attained Ages 60 and Above

9	Adjusted Aggregate Contract Value (BOQ)
10	Adjusted Aggregate Contract Value (EOQ)
11	Average Annuity Value [(9+10)/2]	0

12	Quarterly Fund Based Premium Rate	0.00040
13	Quarterly Earned Premium [11*12]
14	Advanced Premium Current Quarter [10*12]
15	Advanced Premium Prior Quarter
16	Net Premium Due [13+14-15]	0

17	Total Net Premium Due All Ages [8+16]	0

Actual Claims

18	Quarterly Reinsurance Amount*

Net Transaction

19	Premium Due Reinsurer [Sum 17]
20	Quarterly Reinsurance Claims [Sum 18]
21	Prior Adjustment (attach explanation)
22	Amount Due to/from Reinsurer [19-20+21]	0

* Quarterly Reinsurance Amount is defined as the aggregate sum of all claims settled during a calendar quarter.

PHL Variable Insurance Company		CIGNA Reinsurance
Edge Series/Templeton		Effective November 1, 1996
SCHEDULE E-3